Exhibit 10.1

VIA ELECTRONIC MAIL

October 5, 2018

Stephen Thompson

Dear Steve:

Congratulations once again on your retirement. I want to thank you for your years of service and many contributions. This letter of agreement outlines the terms of your separation from employment with Abeona Therapeutics Inc. (the “Company”), which will be further agreed to in a definitive separation agreement containing all the terms and conditions of your separation (“Separation Agreement”). You and the Company agree as follows:

1.	Separation Date; Transition Period - Your effective date of separation from the Company will be December 31, 2018 (the “Separation Date”).

The period between the date you execute the Separation Agreement with the Company and the Separation Date will be a transition period (the “Transition Period”), during which time you agree to reasonably assist the Company with the transition of your job duties and to perform any other transition duties as may be reasonably requested by the Company (collectively, the “Transition Duties”). The Company shall maintain, at the Company’s cost and expense, your current level of benefits (health/medical and any other applicable benefits) and salary at all times during the Transition Period.

2.	Compensation/Severance Benefits

(a)	The Company will pay your current annual base salary through the Separation Date in accordance with the Company’s usual payroll guidelines and practices.

(b)	Within sixty (60) days following the Separation Date, you will be paid an additional amount equal to your pro-rated target bonus for the period ending the date of the Separation Agreement.

(c)	You will further be paid for any accrued but unused vacation days, and will be reimbursed for previously submitted, but un-reimbursed, business expenses in accordance with the Company’s usual guidelines and practices.

3.	All stock options that have vested as of the Separation Date, if any, must be exercised by the earlier of 12 months of the Separation Date or the expiration of the option.

Once again, congratulations and best of luck in your retirement.

Very truly yours,

Abeona Therapeutics, Inc.

By:	/s/ Carsten Thiel

F. Carsten Thiel, Ph.D.
Chief Executive Officer

I hereby agree to the terms and conditions set forth above.

/s/ Stephen Thompson	Date 10/5/18
Stephen Thompson